UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

UWHARRIE CAPITAL CORP

(Exact name of Registrant as Specified in Its Charter)

North Carolina	000-22062	56-1814206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street Albemarle, North Carolina		28001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 704-983-6181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 3, 2021, Uwharrie Capital Corp (the “Company”) entered into 10-Year and 15-Year Subordinated Note Purchase Agreements (collectively, the “Purchase Agreements”) with certain qualified institutional buyers and institutional accredited investors pursuant to which the Company sold and issued (i) $12.0 million of 3.50% fixed-to-floating rate subordinated notes due 2031 (the “10-Year Notes”) and (ii) $8.0 million of 4.00% fixed-to-floating rate subordinated notes due 2036 (the “15-Year Notes” and collectively with the 10-Year Notes, the “Notes”).

The 10-Year Notes will initially bear interest at 3.50% per annum, beginning September 3, 2021 to but excluding September 3, 2026, payable quarterly in arrears. From and including September 3, 2026 to but excluding September 3, 2031, or up to an early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then-current three-month SOFR plus 283 basis points payable quarterly in arrears. Beginning on September 3, 2026 through maturity, the 10-Year Notes may be redeemed, in whole or in part, at the Company’s option. The 10-Year Notes will mature on September 3, 2031.

The 15-Year Notes will initially bear interest at 4.00% per annum, beginning September 3, 2021 to but excluding September 3, 2031, payable quarterly in arrears. From and including September 3, 2031 to but excluding September 3, 2036, or up to an early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then-current three-month SOFR plus 292 basis points payable quarterly in arrears. Beginning on September 3, 2031 through maturity, the 15-Year Notes may be redeemed, in whole or in part, at the Company’s option. The 15-Year Notes will mature on September 3, 2036.

The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

If certain events of default occur, such as the bankruptcy of the Company, the holder of a Note may declare the principal amount of the Note to be due and immediately payable. The Notes will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to the Company’s existing and future senior indebtedness. The Notes are not convertible into common stock or preferred stock, and are not callable by the holders.

The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines, and the proceeds from the sale of the Notes is expected to be used for general corporate purposes, to augment the capital of Uwharrie Bank, and for potential repurchases of outstanding shares of the Company’s common stock.

The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D thereunder.

The foregoing descriptions of the Purchase Agreements and the Notes do not purport to be complete and are qualified in their entirety by reference to the forms of the 10-Year and 15-Year Purchase Agreements, 10-Year Note and 15-Year Note which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of 10-Year Subordinated Note

4.2	Form of 15-Year Subordinated Note

10.1	Form of 10-Year Subordinated Note Purchase Agreement

10.2	Form of 15-Year Subordinated Note Purchase Agreement

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UWHARRIE CAPITAL CORP

Date: September 8, 2021	By:	/s/ Roger L. Dick
Roger L. Dick
Chief Executive Officer